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                                                                   Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NeoMagic Corporation 1997 Employee Stock Purchase Plan, of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.



                                              /s/Ernst & Young LLP


San Jose, California
November 15, 2000